EXHIBIT 31.1
CERTIFICATION
I, Gene E. Burleson, certify that:
1.	I have reviewed this Form 10-K/A of Pet DRx Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ GENE E. BURLESON

Gene E. Burleson
Chairman and Chief Executive Officer
Date: April 30, 2009